Exhibit 99.1

ONCOTELIC, INC.

FINANCIAL STATEMENTS DECEMBER 31, 2018 and 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Oncotelic Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Oncotelic Inc. (the Company) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, and has negative operating cash flows, that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ SQUAR MILNER LLP

We have served as the Company’s auditor since 2019

Los Angeles, CA

July 5, 2019

F-2

ONCOTELIC, INC.

BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

	As of
	December 31, 2018	December 31, 2017

ASSETS

Current assets:
Cash	$2	$3
Prepaid expenses	-	79

Total current assets	2	82

Other assets:
Long term investment	1,769	-
Intangible assets, net of amortization	976	-
Long term prepaid, net of current portion	-	138

Total other assets	2,745	138

Total assets	$2,747	$220

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable to related party	$283	$703

Total current liabilities	283	703

Commitments and Contingencies (Note 8)

Stockholders’ equity (deficit):
Common stock, $.0001 par value; 10,000,000 shares authorized, 6,843,802 and 5,948,710 issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	1	1
Additional paid-in capital	7,954	4,294
Accumulated deficit	(5,491)	(4,778)

Total stockholders’ equity (deficit)	2,464	(483)

Total liabilities and stockholders’ equity (deficit)	$2,747	$220

The accompanying footnotes are an integral part of these financial statements.

F-3

ONCOTELIC, INC.

STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Information)

	For the Year Ended
	December 31, 2018	December 31, 2017

OPERATING EXPENSES
General and administrative	$650	$2,177
Research and development	63	101

Total operating expenses	713	2,278

Operating loss before other (income) and expense	(713)	(2,278)

Other (income) expense
Interest expense	-	7

Other (income) expense	-	7

Net loss before provision for income taxes	(713)	(2,285)

Provision for income taxes	-	-

NET LOSS	$(713)	$(2,285)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.12)	$(0.41)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	6,136,312	5,574,427

The accompanying footnotes are an integral part of these financial statements.

F-4

ONCOTELIC, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Share Amounts and U.S. Dollars in Thousands)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at January 1, 2017	5,001	$1	$1,007	$(2,493)	$(1,485)

Common shares issued for cash	324	-	1,414		1,414
Common shares issued upon conversion of debt	311	-	622		622
Common shares issued in lieu of cash for services	313	-	1,251		1,251
Net loss				(2,285)	(2,285)
Balance at December 31, 2017	5,949	1	4,294	(4,778)	(483)

Common shares issued for cash	60	-	240		240
Common shares issued in lieu of cash for services	188	-	752		752
Common shares issued for product acquisition	205	-	819		819
Common shares issued for investment	442	-	1,769		1,769
Stock-based compensation	-	-	80		80
Net loss				(713)	(713)
Balance at December 31, 2018	6,844	$1	$7,954	$(5,491)	$2,464

The accompanying footnotes are an integral part of these financial statements.

F-5

ONCOTELIC, INC.

STATEMENTS OF CASH FLOWS

(In Thousands)

	For The Year Ended
	December 31, 2018	December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(713)	$(2,285)
Adjustments to reconcile net loss to net cash used in operating activities
Common shares issued in lieu of cash for services	752	1,251
Amortization expense	34	-
Stock-based compensation	80	-
Write off of related party accounts payable	(458)	-
Changes in operating assets and liabilities:
Decrease in prepaid expenses	26	79
Increase (Decrease) in accounts payable to related party	38	(460)
Net cash used in operating activities	(241)	(1,415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of Common Stock	240	1,414
Net cash provided by financing activities	240	1,414

NET CHANGE IN CASH	(1)	(1)
CASH AT BEGINNING OF PERIOD	3	4
CASH AT END OF PERIOD	$2	$3
	-	-
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid during the period	$-	$7
Non-cash conversion of convertible notes payable	$-	$622
Non-cash product acquisition	$819	$-
Non-cash investment	$1,769	$-
Capitalization of prepaid expenses related to product acquisition	$191	$-

The accompanying footnotes are an integral part of these financial statements.

F-6

ONCOTELIC, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Note 1 – organization and business operations

Oncotelic, Inc. (“Oncotelic,” the “Company,” “we,” “our,” or “us”) is a cancer immunotherapy company dedicated to the development of first in class self-immunization protocol (SIP®) candidates for difficult to treat cancers. The Company’s proprietary SIP® candidates offer advantages over other immunotherapies because they do not require extraction of the tumor or isolation of the antigens, and they have the potential for broad-spectrum applicability for multiple cancer types. The Company’s proprietary product candidates have shown promising clinical activity in phase 2 trials for the treatment of gliomas and pancreatic cancers. The Company aims to translate its unique insights, which span more than three decades of original work using RNA therapeutics, into the deployment of antisense as an RNA therapeutic for diseases which are caused by TGF-beta overexpression, starting with cancer and expanding to Duchenne Muscular Dystrophy (DMD) and others.

Oncotelic was incorporated in the State of Delaware on October 5, 2015.

Reverse Merger

On April 17, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mateon Therapeutics, Inc. (“Mateon”), a clinical-stage biopharmaceutical company developing investigational drugs for the treatment of orphan oncology indications and its wholly-owned subsidiary Oncotelic Acquisition Corporation (the “Merger Sub”). Upon the terms described in the Merger Agreement, the Merger Sub was merged with and into Oncotelic (the “Merger”), with Oncotelic surviving the Merger as a wholly-owned subsidiary of the Company.

On April 22, 2019, the Company completed the Merger and became a wholly-owned subsidiary of Mateon. In connection with the Merger each share of Oncotelic common stock outstanding immediately prior to the Merger (excluding any shares of Oncotelic held by stockholders exercising dissenters’ appraisal rights) was converted solely into the right to receive (i) 3.97335267 shares of Mateon common stock, par value $0.01 per share (the “Common Stock”), and (ii) 0.01877292 shares of Mateon’s newly designated Series A Convertible Preferred Stock (the “Preferred Stock”). Following the closing of the Merger, the former Oncotelic security holders own approximately 85% of Mateon’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Preferred Stock), and Mateon’s stockholders prior to the Merger own approximately 15% of Mateon’s issued and outstanding Common Stock (including any shares of Common Stock Issuable upon conversion of the Preferred Stock).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Going Concern and Management’s Liquidity Plans

The accompanying financial statements have been prepared on the basis that we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2018, we had a significant accumulated deficit of approximately $5.5 million and working capital deficit of approximately $0.3 million. For the year ended December 31, 2018, we had a loss from operations of approximately $0.7 million and negative cash flows from operations of approximately $0.24 million. Our operating activities consume the majority of our cash resources. We anticipate that we will continue to incur operating losses as we execute our development plans for 2019, as well as other potential strategic and business development initiatives. In addition, we have had and expect to have negative cash flows from operations, at least into the near future. We have previously funded, and plan to continue funding, our losses primarily through the sale of equity, combined with or without warrants, and convertible notes. However, we cannot be certain that we will be able to obtain such funds required for our operations at terms acceptable to us or at all and as such, there is substantial doubt about our ability to continue as a going concern.

F-7

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Significant areas requiring the use of management estimates include valuation allowance for deferred income tax assets, legal contingencies and fair value of financial instruments. Actual results could differ materially from such estimates under different assumptions or circumstances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. There are no cash equivalents as of December 31, 2018 or 2017.

The Company deposits its cash with major financial institutions and may at times exceed the federally insured limit. At December 31, 2018, the Company had no cash balances in excess of the federal insurance limit.

Intangible Assets

The Company records its intangible assets at cost in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other. The Company reviews the intangible assets for impairment on an annual basis or if events or changes in circumstances indicate it is more likely than not that they are impaired. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors.

Investment in Equity Securities

The Company received Series E Preferred Shares of Adhera Therapeutics, Inc. in considerations for the Company’s common stock issued related to various Securities Purchase Agreements (See Notes 4 and 5). The Company records its investments in equity securities initially at cost in accordance with ASC 320, Investments – Debt and Equity Securities (“ASC 320”). The Company subsequently marks the investments to market at each reporting period and, in accordance with ASU 2016-01, Financial Instruments – (Overall), records the unrealized gains or losses in the Statement of Operations. There were no unrealized gains or losses on investments in equity securities for the year ended December 31, 2018. There were no investments in equity securities for the year ended December 31, 2017.

Fair Value of Financial Instruments

We consider the fair value of cash and accounts payable to related parties not to be materially different from their carrying value. These financial instruments have short-term maturities. We follow authoritative guidance with respect to fair value reporting issued by the Financial Accounting Standards Board (“FASB”) for financial assets and liabilities, which defines fair value, provides guidance for measuring fair value and requires certain disclosures. The guidance does not apply to measurements related to share-based payments. The guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

F-8

Our cash is subject to fair value measurement and is determined by Level 1 inputs. Our long-term investment is subject to fair value measurement and is determined by Level 2 inputs. There were no liabilities measured at fair value as of December 31, 2018 or 2017.

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Investments in Equity Securities
Adhera Therapeutics - Series E Preferred Shares	$1,769,000	$-	$1,769,000	$-	$1,769,000
	$1,769,000	$-	$1,769,000	$-	$1,769,000

The Company categorizes its investments in equity securities as a Level 2 financial instrument. While there is no direct observable quoted price for the Series E Preferred Shares the Company believes there is an indirect observable quoted price for similar assets in an active market.

The Adhera Therapeutics Series E Preferred Shares were received as consideration for issuances of the Company’s common stock related to various Securities Purchase Agreements (See Notes 4 and 5) and, as such, the Company did not use cash to acquire such securities.

Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments”. The new guidance is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for annual periods beginning after December 15, 2018. Early adoption is permitted, provided that all of the amendments are adopted in the same period. The guidance requires application using a retrospective transition method. The adoption of ASU 2016-15 is not expected to have any impact on the Company’s financial statements and related disclosures.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 for all entities by one year. This update is effective for all entities for annual reporting periods beginning after December 15, 2018, including interim periods within those reporting periods. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. ASU 2014-09 will become effective for the Company on January 1, 2019. The ASU also requires expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. The Company did not have any revenues for the years ended December 31, 2018 and 2017, and may not have revenues in the near future. The adoption of ASC 606 will not have any impact on the Company’s financial statements and related disclosures.

F-9

On February 25, 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The new guidance establishes the principles to report transparent and economically neutral information about the assets and liabilities that arise from leases. The new guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this guidance.

All other newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

Net Loss per Common Share

Basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share includes the effect of common stock equivalents (stock options, unvested restricted stock, and warrants) when, under either the treasury or if-converted method, such inclusion in the computation would be dilutive. The following number of shares have been excluded from diluted loss since such inclusion would be anti-dilutive:

	Year Ended December 31,
	2018	2017

Stock options outstanding	586,032	-
Warrants	150,000	150,000
Total	736,032	150,000

Stock-Based Compensation

The Company applies the provisions of ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.

For stock options issued to employees and members of the board of directors for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

Pursuant to ASU 2018-07 Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, the Company accounts for stock options issued to non-employees for their services in accordance ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax assets will not be realized.

F-10

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

NOTE 3 – PREPAID AND OTHER ASSETS

Prepaid expenses and other assets at December 31, 2018 and December 31, 2017 include prepaid license fees paid to Autotelic Inc., an affiliate company, in regard to the use of the product owned by Autotelic Inc. The prepaid amount was being amortized monthly at $6,586. In April 2018, the Company acquired the rights to the license of the product from Autotelic for $819,191 (See Note 4). As a result of the Company acquiring the rights to the product we capitalized the remaining $190,991 as an intangible on the date of the acquisition and commenced amortizing the intangible at $802 per month over the remaining life of the asset. Prepaid expenses were $0 and $217,333 at December 31, 2018 and 2017, respectively.

Note 4 - Related Party Transactions

Master Service Agreement with Autotelic Inc.

In October 2015, the Company entered into a Master Service Agreement (the “MSA”) with Autotelic Inc., a related party that is partly-owned by the Company’s CEO Vuong Trieu, Ph.D. Dr. Trieu, a related party, is a control person in Autotelic Inc. Autotelic Inc. currently owns less than 10% of the Company. The MSA stated that Autotelic Inc. will provide business functions and services to the Company and allowed Autotelic Inc. to charge the Company for these expenses paid on its behalf. The MSA includes personnel costs allocated based on amount of time incurred and other services such as consultant fees, clinical studies, conferences and other operating expenses incurred on behalf of the Company. The MSA requires a 90-day written termination notice in the event either party requires to terminate such services.

Expenses related to the MSA were $1,029,439 and $1,069,175 for the years ended December 31, 2018 and 2017, respectively.

Stock Purchase Agreements

On December 26, 2018, the Company entered into a Stock Purchase Agreement with the Company’s CEO, Vuong Trieu, Ph.D. (the “Vuong SPA”). In connection with the Vuong SPA the Company issued 189,238 shares of common shares at $4.00 per share. As consideration for the shares the Company received 151.39 Preferred Series E shares of Adhera Therapeutics, Inc. with a value of $756,950.

On December 26, 2018, the Company entered into a Stock Purchase Agreement with Autotelic Inc. (the “Autotelic SPA”). In connection with the Autotelic SPA the Company issued 226,988 shares of common shares at $4.00 per share. As consideration for the shares the Company received 181.59 Preferred Series E shares of Adhera Therapeutics, Inc. with a value of $907,950.

License Fee with Autotelic

In December 2015, the Company paid Autotelic Inc. $395,150 for the right to license the use of Trabedersen (OT-101) for 5 years. On April 13, 2018, the Company purchased the license for Trabedersen (OT-101) from Autotelic Inc. for $819,191, which was recorded as an intangible asset. As a result of the Company acquiring the rights to the product we capitalized the remaining $190,991 as an intangible on the date of the acquisition and commenced amortizing the intangible at $802 per month over the remaining life of the asset. In addition, the Company recorded a charge of approximately $34,000 as amortization of the intangibles acquired. As such, the Company had approximately $976,000 of unamortized intangibles as of December 31, 2018. No similar expense or asset was recorded in 2017. On December 31, 2018, we issued Autotelic Inc. 204,798 shares of the Company’s common stock as consideration for the license.

F-11

Note 5 - Stockholders’ Equity

Stock Issuances

We issued the following shares of common stock during the years ended December 31, 2018 and 2017.

In March 2017, we issued 58,333 shares of common stock to our Chief Executive Officer Vuong Trieu, Ph.D. for $350,000 in cash.

In April 2017, we issued 275,459 shares of common stock to a consultant in lieu of cash for services rendered for a total expense of $1,101,836.

In May 2017, we issued 12,500 shares of common stock to an employee for $50,000 in cash.

In May 2017, several noteholders converted a total of $300,000 of outstanding principal into 150,000 shares of common stock. Corresponding accrued interest of $13,068 was also converted into 6,534 shares of common stock.

In May 2017, our Chief Science Officer, Larn Hwang, converted $200,000 of outstanding principal of a convertible note into 100,000 shares of common stock. Corresponding accrued interest of $5,720 was also converted into 2,860 shares of common stock.

In May 2017, an employee converted $100,000 of outstanding principal of a convertible note into 50,000 shares of common stock. Corresponding accrued interest of $2,852 was also converted into 1,426 shares of common stock.

During 2017, we issued 207,800 shares of common stock to a related party for $831,200 in cash.

In August 2017, we issued 5,000 shares of common stock to an employee for $20,000 in cash.

In October 2017, we issued 28,250 shares to our Chief Science Officer, Larn Hwang, for $113,000 in cash.

In November 2017, we issued 12,500 shares of common stock to an employee for $50,000 in cash.

During 2017, as consideration for invoices received in connection with the Master Service Agreement, as discussed in Note 4, with related party Autotelic, Inc we issued a total of 37,193 shares of common stock for a total expense of $148,772.

In February 2018, we issued 50,000 shares of common stock to our Chief Science Officer, Larn Hwang, for $200,000 in cash.

In December 2018, we issued 10,000 shares of common stock to an employee for $40,000 in cash.

In December 2018, we issued 26,100 shares of common stock to a third-party investor in connection with a Share Purchase Agreement for 20.88 shares of Preferred Series E Stock of Adhera Therapeutics, Inc. with a value of $104,400.

During 2018, as consideration for invoices received in connection with the Master Service Agreement, as discussed in Note 4, with related party Autotelic Inc. we issued a total of 187,969 shares of common stock in lieu of cash for services rendered of $751,877.

On December 31, 2018, as consideration for amounts to Autotelic, Inc, a related party, in relation to the purchase of the license for Trabedersen (OT-101), we issued 204,798 shares of common stock valued at $819,191.

On December 26, 2018, the Company entered into a Stock Purchase Agreement with the Company’s CEO Vuong Trieu, Ph.D. (the “ Vuong SPA”). In connection with the Vuong SPA the Company issued 189,238 shares of common shares at $4.00 per share. As consideration for the shares the Company received 151.39 Preferred Series E shares of Adhera Therapeutics, Inc. with a value of $756,950.

F-12

On December 26, 2018, the Company entered into a Stock Purchase Agreement with Autotelic Inc. (the “Autotelic SPA”). In connection with the Autotelic SPA the Company issued 226,988 shares of common shares at $4.00 per share. As consideration for the shares the Company received 181.59 Preferred Series E shares of Adhera Therapeutics, Inc. with a value of $907,950.

Warrants

As of December 31, 2018, there were 150,000 warrants outstanding, with a weighted average exercise price of $0.0008 per share.

The warrants were issued in November 2015 as Founders Share Warrants. The warrants have an eight-year term and an exercise price of $0.0008. There was no expense related to these warrants.

No warrants expired during the year ended December 31, 2018.

Note 6 - Stock Incentive Plans

Stock Options

The following table summarizes stock option activity for the year-ended December 31, 2018:

	Options Outstanding
	Shares	Weighted Average Exercise Price
Outstanding, December 31, 2017	-	$-
Options granted	586,032	0.327
Options expired / forfeited	-	-
Outstanding, December 31, 2018	586,032	0.327
Exercisable, December 31, 2018	527,584	$0.327

The following table summarizes additional information on Oncotelic’s stock options outstanding at December 31, 2018:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.327	586,032	2	$0.327	527,584	$0.327

Totals	586,032	2	$0.327	527,584	$0.327

Weighted-Average Exercisable Remaining Contractual Life (Years) 1.917

In June 2018, the Company granted a total of 30,000 stock options to a consultant for in lieu of cash for services rendered. The options have an exercise price of $0.327 and a three-year term. The options vested at the end of the agreement on December 31, 2018. The Company recorded $4,549 in stock compensation expense for the year ended December 31, 2018.

In December 2018, the Company granted a total of 175,344 stock options to a consultant for services. The options have an exercise price of $0.327 and a three-year term. The options vest at a rate of two-thirds at date of grant and one-third at the first anniversary of the grant date. The Company recorded $17,725 in stock compensation expense for the year ended December 31, 2018.

F-13

In December 2018, the Company granted a total of 380,688 stock options to employees as part of their employment agreements. The options have an exercise price of $0.327 and a three-year term. The options vested at date of grant. The Company recorded $57,723 in stock compensation expense for the year ended December 31, 2018.

As of December 31, 2018, we had $8,862 of total unrecognized compensation expense related to unvested stock options. Total expense related to stock options was $79,997 and $0 for the year ended December 31, 2018 and 2017, respectively.

Note 7 - Intellectual Property and Collaborative Agreements

Arrangements with Adhera Therapeutics, Inc.

In July 2017, we entered into a License Agreement (the “License Agreement”) with Adhera Therapeutics, Inc. (“Adhera”) pursuant to which, among other things, we were provided from Adhera a license to their SMARTICLES platform for the delivery of antisense DNA therapeutics, as well as a license to their conformationally restricted nucleotide (“CRN”) technology with respect to TGF-Beta. Under the terms of the License Agreement, we agreed to purchase 49,019 shares of Adhera’s common stock for an aggregate purchase price of $0.25 million ($5.10 per share), with such purchase and sale to be made pursuant to a Stock Purchase Agreement to be entered into between us and Adhera within thirty (30) days following the date of the License Agreement. As of May 2018, we had not completed the purchase of the stock and were not able to reach to a definitive agreement, and as part of the Omnibus Settlement Agreement, entered into on October 1, 2018, between Adhera, Vuong Trieu, Ph.D. and affiliated entities the License Agreement was terminated effective May 15, 2018.

Assignment and Assumption Agreement with Autotelic Inc.

In April 2018, we entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Autotelic Inc., an affiliate company, and Autotelic LLC, an affiliate company, pursuant to which the Company acquired the rights to all intellectual property (“IP”) related to a patented product. As consideration for the Assignment Agreement the Company issued 204,798 shares of our common stock for a value of $819,191. The Assignment Agreement also provides that the Company shall be responsible for all costs related to the IP, including development and maintenance, going forward. All previous pass through charges related to this asset from Autotelic Inc. to Autotelic, LLC and then to the Company will be null and void. As a result, Oncotelic wrote-off approximately $458,000 in previously billed charges related to the Oncotelic IP for the year ended December 31, 2018 which was recorded in general and administrative expenses. Dr. Trieu, a related party, is a control person in Autotelic LLC and Autotelic Inc.

Intangible Asset Summary

The following table summarizes the balances as of December 31, 2018, of the intangible assets acquired, their useful life, and annual amortization:

	Net Book Value at December 31, 2018	Remaining Estimated Useful Life (Years)	Annual Amortization Expense
Intangible asset – Intellectual Property	791,422	19.67	27,769
Intangible asset – Capitalization of license cost	184,568	19.67	6,420
Total	$975,990		$34,189

Amortization expense was $34,189 for the year ended December 31, 2018. There were no intangible assets or amortization expense for the year ended December 31, 2017.

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Note 8 - Commitments and Contingencies

Litigation

Because of the nature of our activities, we are subject to claims and/or threatened legal actions, which arise out of the normal course of business. As of the date of this filing, we are not aware of any pending lawsuits against us, our officers or our directors.

Leases

The Company had no operating or capital leases as of December 31, 2018 and 2017.

NOTE 9 - INCOME TAXES

We have identified our federal and California state tax returns as “major” tax jurisdictions. The periods our income tax returns are subject to examination for these jurisdictions are 2015 through 2017. We believe our income tax filing positions and deductions will be sustained on audit, and we do not anticipate any adjustments that would result in a material change to our financial position. Therefore, no liabilities for uncertain income tax positions have been recorded.

At December 31, 2018, we had available net operating loss carry-forwards for federal income tax reporting purposes of approximately $4.7 million which are available to offset future taxable income. Portions of these carry-forwards will expire through 2038 if not otherwise utilized. We have not performed a formal analysis, but we believe our ability to use such net operating losses and tax credit carry-forwards is subject to annual limitations due to change of control provisions under Sections 382 and 383 of the Internal Revenue Code, which significantly impacts our ability to realize these deferred tax assets.

Our net deferred tax assets, liabilities and valuation allowance as of December 31, 2018 and 2017 are summarized as follows:

	Year Ended December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$1,301,600	$1,185,089
Tax credit carryforwards	-	-
Total deferred tax assets	1,301,600	1,185,089
Valuation allowance	(1,301,600)	(1,185,089)
Net deferred tax assets	$-	$-

We record a valuation allowance in the full amount of our net deferred tax assets since realization of such tax benefits has been determined by our management to be less likely than not. The valuation allowance increased $116,511 and $1,185,089 during 2018 and 2017, respectively.

In 2018 and 2017, there was income tax expense of $800 and $800, respectively, due to our income tax due the state of California.

As of the date of this filing, the Company has not filed its 2018 federal and state corporate income tax returns. The Company expects to file these documents as soon as practicable.

The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21% and will require the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. The Company adopted the new rate as it relates to the calculations, of deferred tax amounts as of December 31, 2017.

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Note 10 - Subsequent Events

Except for the event(s) discussed below, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

Issuance of Stock Options

In January 2019, the Company granted a total of 2,310,593 stock options and employees in accordance with their employment agreements that became effective on January 1, 2019. The options have an exercise price of $0.327, have a three-year term and vest at the date of grant.

In January 2019, the Company granted a total of 30,000 stock options to a consultant in lieu of cash for services rendered. The options have an exercise price of $0.327, have a three-year term and have a vest rate of two-thirds at grant date and one-third on the first anniversary of the grant date.

Reverse Merger

On April 17, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mateon Therapeutics, Inc. (“Mateon”), a clinical-stage biopharmaceutical company developing investigational drugs for the treatment of orphan oncology indications and its wholly-owned subsidiary Oncotelic Acquisition Corporation (the “Merger Sub”). Upon the terms described in the Merger Agreement, the Merger Sub was merged with and into Oncotelic (the “Merger”), with Oncotelic surviving the Merger as a wholly-owned subsidiary of the Company.

On April 22, 2019, the Company completed the Merger and became a wholly-owned subsidiary of Mateon. In connection with the Merger each share of Oncotelic common stock outstanding immediately prior to the Merger (excluding any shares of Oncotelic held by stockholders exercising dissenters’ appraisal rights) was converted solely into the right to receive (i) 3.97335267 shares of Mateon common stock, par value $0.01 per share (the “Common Stock”), and (ii) 0.01877292 shares of Mateon’s newly designated Series A Convertible Preferred Stock (the “Preferred Stock”). Following the closing of the Merger, the former Oncotelic security holders own approximately 85% of Mateon’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Preferred Stock), and Mateon’s stockholders prior to the Merger own approximately 15% of Mateon’s issued and outstanding Common Stock (including any shares of Common Stock Issuable upon conversion of the Preferred Stock).

Bridge Financing

On April 17, 2019, the Company entered into securities purchase agreements in connection with the issuance of up to $1.2 million in principal amount of debentures. Two of the securities purchase agreements, aggregating up to $800,000 in principal amount of debentures, are with Peak One Opportunity Fund, L.P.  (“Peak One”) and TFK Investments, LLC (“TKF”) pursuant to which the Company agreed to issue to Peak One  and TKF convertible debentures due three years from the dates of issuance (the “Debentures”). The other securities purchase agreements, aggregating up to $400,000 in principal amount of debentures, are with Vuong Trieu, Ph.D. and another investor (the “Bridge Investors”) pursuant to which the Company agreed to issue to the Bridge Investors Debentures on substantially the same terms issued to Peak One and TKF, although without share reservation requirements, commitment fees or right to certain liquidated damages.

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On April 23, 2019, the Company completed the initial tranche of financing pursuant to the Bridge Financing. In connection with the Bridge Financing, the Company issued a $200,000 principal amount debenture to Peak One, a $200,000 principal amount debenture to TFK and an aggregate $200,000 principal amount debenture to the Bridge Investors (collectively, the “Debentures”). The Debentures were issued at a 10% original issue discount for gross proceeds of $540,000. The Debentures will mature on the third anniversary of their issuance and may be redeemed by the Company prior to maturity, subject to the prepayment penalties.

Under the terms of the securities purchase agreements for the Bridge Financing, the Company has the right to draw down a second tranche of $600,000 face amount of Debentures for an aggregate purchase price of $540,000 at any time after May 23, 2019.

On June 12, 2019, the Company entered into an amendment of its securities purchase agreement with Peak One (the “Amendment”) in connection with the draw-down of the second tranche, and to provide for additional borrowing capacity under the agreement.

On June 14, 2019, the Company closed the second tranche of financing with Peak One, issuing an additional $200,000 face amount Debenture for gross proceeds of $180,000 after original issue discount. Concurrent with the issuance of the second tranche, the Company entered into the Amendment to increase the total borrowing amount under the Securities Purchase Agreement with Peak One to up to $600,000, adding the ability to borrow up to an additional $200,000 in a third tranche through the issuance of an additional debenture.

Following the Amendment and the drawdown of the second tranche from Peak One, up to $600,000 in face value of Debentures remains available under the securities purchase agreements.

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